Exhibit 99.1

GAP INC. REPORTS AUGUST SALES

SAN FRANCISCO - September 1, 2011 - Gap Inc. (NYSE: GPS) today reported that August 2011 net sales decreased 3 percent compared with last year.

Net sales for the four-week period ended August 27, 2011 were $1.10 billion compared with net sales of $1.13 billion for the four-week period ended August 28, 2010. The company's comparable sales for August 2011, which include the associated comparable online sales, were down 6 percent compared with flat comparable sales for August 2010.

"As we said on our recent earnings call with investors, we're determined to make the necessary adjustments to women's product and marketing to improve our overall performance and drive top-line growth going forward," said Glenn Murphy, chairman and chief executive officer of Gap Inc.

Comparable sales for August 2011, including the associated comparable online sales, were as follows:

  Gap North America: negative 8 percent versus negative 1 percent last year
  Banana Republic North America: negative 4 percent versus positive 6 percent last year
  Old Navy North America: negative 4 percent versus negative 1 percent last year
  International: negative 9 percent versus positive 5 percent last year

Year-to-date net sales were $7.78 billion for the 30 weeks ended August 27, 2011 compared with net sales of $7.77 billion for the 30 weeks ended August 28, 2010. The company's year-to-date comparable sales, including associated online sales, decreased 3 percent compared with a 3 percent increase last year.

September Sales

The company will report September sales on October 6, 2011.

Forward-Looking Statements

This press release and related sales conference calls contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as "expect," "anticipate," "believe," "estimate," "intend," "plan," "project," and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding the following:

  making the necessary adjustments to women's product and marketing to improve overall performance and drive top-line growth.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company's actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following:

  the risk that changes in general economic conditions or consumer spending patterns will have a negative impact on the company's financial performance or strategies;
  the highly competitive nature of the company's business in the United States and internationally;
  the risk that the company or its franchisees will be unsuccessful in gauging fashion trends and changing consumer preferences;
  the risk that comparable sales and margins will experience fluctuations; and
  the risk that the company will be unsuccessful in implementing its strategic, operating and people initiatives.

Additional information regarding factors that could cause results to differ can be found in the company's Annual Report on Form 10-K for the fiscal year ended January 29, 2011, as well as the company's most recent Quarterly Report on Form 10-Q.

Forward-looking statements are based on information as of September 1, 2011. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.

Gap Inc. is a leading global specialty retailer offering clothing, accessories, and personal care products for men, women, children, and babies under the Gap, Banana Republic, Old Navy, Piperlime, and Athleta brands. Fiscal year 2010 net sales were $14.7 billion. Gap Inc. products are available for purchase in over 90 countries worldwide through about 3,100 company-operated stores, about 200 franchise stores, and e-commerce sites. For more information, please visit www.gapinc.com.

Investor Relations Contact:

Mike Jenkins

(415) 427-4454

investor_relations@gap.com

Media Relations Contact:

Emily Russel

(415) 427-6230

press@gap.com